ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	Jin Jie, Corp.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Business Filings Incorporated
Name
6100 Neil Road, Suite 500	Reno	NV	89511
Street Address	City	ST	Zip Code

Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000	Par value: $	0.001	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Ka Lai Lai
Name
409-4th Floor Tsui King House, Choi Hung Estate	Hong Kong	Hong Kong	0
Street Address	City	ST	Zip Code
2.
Name

Street Address	City	ST	Zip Code
3.
Name

Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: All lawful business

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	The Nevada Company, Terese Coulthard, Asst. Sec.	/s/ Terese Coulthard
Name	Signature
8025 Excelsior Drive, Suite 200	Madison	WI	53717
Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Terese Coulthard	July 16, 2007
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07